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                                                                      EXHIBIT 21




Parent Corporation                    Subsidiary and Place of Incorporation
------------------                    -------------------------------------

Nautica Enterprises, Inc.             State-O-Maine, Inc.
                                      (Delaware)

Nautica Enterprises, Inc.             Nautica International, Inc.
                                      (Delaware)

Nautica Enterprises, Inc.             Nautica Apparel, Inc.
                                      (Delaware)

Nautica Enterprises, Inc.             Nautica Retail USA, Inc.
                                      (Delaware)